Exhibit 99.1

Spansion Inc. Reports Fourth Quarter 2013 Results

Sunnyvale, California, February 4, 2014 -- Spansion Inc. (NYSE: CODE), a global leader in embedded systems solutions, today announced operating results for its fourth quarter ended December 29, 2013.

On a U.S. GAAP basis, Spansion reported fourth quarter net sales of $313.7 million, gross margin of 29.7%, operating loss of $9.4 million and net loss of $23.7 million. The GAAP operating loss includes $5.8 million of acquisition related costs and purchase accounting inventory markup.

On a non-GAAP basis, gross margin was 34.1%, operating income was $25.5 million and net income was $12.6 million.

For a reconciliation of GAAP to non-GAAP results, see accompanying tables “Reconciliation of U.S. GAAP to Non-GAAP Financial Measures.”

Fourth Quarter 2013 Financial Highlights:

●	Revenue of $313.7 million, a 40% year-over-year increase

●	Non-GAAP gross margin of 34.1%

●	Non-GAAP operating income of $25.5 million or 8.1% of revenue

●	Adjusted EBITDA of $38.8 million

●	Non-GAAP Diluted EPS $0.20

●	Cash, cash equivalents and short term investments of $311.5 million

Note: Percentages may not calculate precisely due to rounding.

Fourth Quarter 2013 Business Highlights:

●	Continued embedded market leadership and focused execution

●	Strong design win momentum

●	Introduced family of microcontroller products for the Industrial Internet of Things

●	Expanded portfolio of high-performance serial flash memory devices

“Our fourth quarter results reflect our leadership in embedded systems and focused execution on product innovation, quality and customer service,” said John Kispert, CEO of Spansion. “Our fourth quarter revenue increased 14% sequentially and 40% over the fourth quarter a year ago. We also expanded our product portfolio and market opportunities with the addition of our Microcontroller and Analog/Mixed Signal businesses.”

Kispert continued, “For the full fiscal year, we delivered profitable growth and made significant progress in new product introductions, technology development and design wins. We are confident about our future growth. Spansion is well positioned to deliver innovative embedded systems to address our customer requirements in the automotive, industrial, communications and consumer markets.”

Quarterly Conference Call and Accompanying Slide Presentations

Spansion will host a conference call Tuesday, February 4, 2014, at 1:30 PM PT/ 4:30 PM ET to discuss its fourth quarter 2013 results. A live webcast of the conference call, with accompanying slide presentations, may be accessed through the investor relations section of Spansion’s website at http://investor.spansion.com/.

Dial-in: 1-877-280-4956 (toll free), 1-857-244-7313 (International), Passcode: 97365860

An audio replay will be available within two hours of the call through February 11, 2014 and may be accessed via dial-in at 1-888-286-8010 (US), 1-617-801-6888 (International), with the Passcode 46037557 or by webcast on the investor relations section of Spansion's website at http://investor.spansion.com/.

Fourth Quarter 2013 Results

U.S. GAAP Results, in $millions except per share data and percentages

	Q4 2013	Q3 2013	Q4 2012
Net Sales	$313.7	$273.4	$224.0
Gross Margin	29.7%	20.5%	32.1%
Operating Income (Loss)	($9.4)	($43.0)	$15.0
Operating Margin	(3.0%)	(15.7%)	6.7%
Net Income (Loss)	($23.7)	($36.9)	$6.9
Diluted Net Income (Loss) Per Share	($0.40)	($0.63)	$0.11

Non-GAAP Results, in $millions except per share data and percentages

	Q4 2013	Q3 2013	Q4 2012
Net Sales	$313.7	$274.9	$224.0
Gross Margin	34.1%	35.4%	36.1%
Operating Income	$25.5	$25.2	$32.0
Operating Margin	8.1%	9.2%	14.3%
Net Income	$12.6	$16.6	$21.8
Diluted Net Income Per Share	$0.20	$0.27	$0.34

Note: Percentages may not calculate precisely due to rounding.

Business Outlook

For the first quarter of 2014, Spansion estimates net sales in the range of $295 million to $320 million and GAAP diluted net loss per share of ($0.46) to ($0.42). Non-GAAP gross margin is expected to be in the range of 32.5% to 34.5%, and non-GAAP diluted EPS is expected to be in the range of $0.14 to $0.22. These estimates exclude amortization of intangibles of approximately $10 million, and stock compensation expense of approximately $1 million in COGS and $9 million in Net Income. These estimates also exclude charges related to litigation of $4 million to $6 million, $5 million to $6 million related to financing, one time items of $1 million to $2 million related to business alignment, and the recently acquired Fujitsu Microcontroller and Analog business including (i) $3 million to $4 million in inventory markup related to fair value accounting, and (ii) $2 million to $3 million in integration related costs.

About Spansion

Spansion (NYSE: CODE) is a global leader in embedded systems solutions. Spansion’s flash memory, microcontrollers, analog and mixed-signal products drive the development of faster, intelligent, secure and energy efficient electronics. Spansion is at the heart of electronics systems, connecting, controlling, storing and powering everything from automotive electronics and industrial systems to the highly interactive and immersive consumer devices that are enriching people's daily lives. For more information, visit http://www.spansion.com.

Spansion®, the Spansion logo, MirrorBit®, MirrorBit® Eclipse™ and combinations thereof, are trademarks and registered trademarks of Spansion LLC in the United States and other countries. Other names used are for informational purposes only and may be trademarks of their respective owners.

Cautionary Statement

This presentation contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that these forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those statements. The risks and uncertainties include statements related to the acquisition of the Fujitsu Microcontroller and Analog business and our ability to: improve our gross margins; grow revenue; maintain a competitive cost and expense structure; maintain a strong product portfolio; control operating expenses, particularly our sales, general and administrative costs; retain and expand our customer base in focus markets, and retain and grow our share of business within our customer base; penetrate further the embedded solutions market with our high density products and expand the number of customers in emerging markets; and successfully develop and transition to the latest technologies. In addition, the instability of the global economy and tight credit markets could continue to adversely impact our business in several respects, including adversely impacting credit quality and insolvency risk of the Company and its customers and business partners, including suppliers and distributors; bookings; and reductions and deferrals of demand for our products. We urge investors to review in detail the risks and uncertainties discussed in the company's Securities and Exchange Commission filings, including but not limited to our Annual Report on Form 10-K for the fiscal year ended December 30, 2012 and our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2013, June 30, 2013 and September 29, 2013. Unless otherwise required by applicable laws, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Press Contact: Michele Landry Spansion Inc. +1.408.616.3817 Michele.landry@spansion.com	Investor Relations: Rahul Mathur Spansion Inc. +1.408.616.6682 Rahul.mathur@spansion.com

Spansion Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands, except per share amounts)

	Three Months Ended December 29, 2013	Three Months Ended September 29, 2013	Three Months Ended December 30, 2012
Net sales	$313,670	$273,378	$223,987
Cost of sales	220,422	217,210	152,047
Gross Profit	93,248	56,168	71,940
Research and development	42,102	38,341	24,771
Sales, general and administrative	60,824	54,544	32,121
Restructuring charges (credits)	(247)	6,264	-
Operating income (loss)	(9,431)	(42,981)	15,048
Interest and other income (expense)	(3,252)	3,579	2,472
Interest expense	(7,459)	(7,351)	(7,224)
Gain (loss) on acquisition of the Microcontroller and Analog business	(255)	8,205	-
Income (loss) before income taxes	(20,397)	(38,548)	10,296
Benefit (provision) for income taxes	(3,301)	1,644	(3,428)
Net income (loss)	(23,698)	(36,904)	6,868
Net income (loss) per common share
Basic	$(0.40)	$(0.63)	$0.11
Diluted	$(0.40)	$(0.63)	$0.11
Shares used in per share calculation
Basic	58,878	58,785	60,144
Diluted	58,878	58,785	61,487

Spansion Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(In thousands except par value and shares)

Assets	December 29, 2013	September 29, 2013	December 30, 2012
Current assets:
Cash and cash equivalents	$286,069	$193,025	$262,177
Short-term investments	25,428	35,367	51,720
Accounts receivable, net	177,838	155,206	106,864
Inventories	254,154	257,600	182,192
Deferred income taxes	4,592	3,811	8,699
Prepaid expenses and other current assets	52,756	64,914	28,531
Total current assets	800,837	709,923	640,183

Property, plant and equipment, net	185,505	186,211	176,728
Intangible assets	167,949	177,207	149,153
Goodwill	166,422	166,584	166,931
Other assets	60,208	66,961	39,171
Total assets	$1,380,921	$1,306,886	$1,172,166

Liabilities and Equity
Current liabilities:
Accounts payable	126,680	99,454	85,542
Accrued compensation and benefits	57,876	65,606	26,080
Other accrued liabilities	86,352	97,896	29,913
Income taxes payable	4,651	1,673	2,618
Deferred income	30,247	27,099	9,135
Current portion of long-term debt	97,320	5,380	5,382
Total current liabilities	403,126	297,108	158,670

Deferred income taxes	3,675	4,408	9,393
Long-term debt, less current portion	404,612	413,789	410,913
Other long-term liabilities	32,048	34,688	31,416
Total liabilities	843,461	749,993	610,392
Stockholders’ equity
Class A Common stock, $0.001 par value, 150,000,000 shares authorized, shares issued and outstanding (58,882,913 shares as of December 29, 2013, 58,828,662 shares as of September 29, 2013; and 57,267,409 shares as of December 30, 2012)	59	59	58
Class B common stock, $0.001 par value, 1 share authorized, 1 share issued and outstanding	-	-	-
Preferred Stock, $0.001 par value, 50,000,000 shares authorized, 0 shares issued and outstanding	-	-	-
Additional paid-in capital	747,393	739,646	690,891
Accumulated deficit	(205,959)	(182,261)	(127,691)
Accumulated other comprehensive loss	(4,033)	(551)	(1,484)
Total stockholders’ equity	537,460	556,893	561,774
Total liabilities and stockholders’ equity	$1,380,921	$1,306,886	$1,172,166

Spansion Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(In thousands)

	Three Months Ended December 29, 2013	Three Months Ended September 29, 2013	Three Months Ended December 30, 2012
Cash Flows from Operating Activities:
Net Income (Loss)	$(23,698)	$(36,904)	$6,868
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	26,162	24,847	21,041
Provision (benefit) for deferred income taxes	(1,257)	(3,738)	4,063
Net loss (gain) on sale and disposal of property, plant and equipment	2	(2,126)	(760)
Loss (gain) on acquisition of Microcontroller and Analog business	255	(8,205)	-
Partial repurchase of 7.875% Senior Notes related costs	-	2,280	-
Gain on recovery from impaired investment	(444)	(9,592)	-
Compensation recognized under employee stock plans	7,363	7,028	10,187
Changes in operating assets and liabilities	12,477	80,934	(16,197)
Net cash provided by operating activities	20,860	54,524	25,202
Cash Flows from Investing Activities:
Proceeds from sale of property, plant and equipment	-	2,272	1,278
Purchase of property, plant and equipment	(13,242)	(18,047)	(11,533)
Purchase of marketable securities	(20,014)	(9,431)	(16,199)
Proceeds from maturities of marketable securities	29,952	73,815	13,086
Proceeds from recovery of impaired investment	444	9,592	-
Acquisition, net of cash acquired	(1,808)	(148,144)	-
Net cash used for investing activities	(4,668)	(89,943)	(13,368)
Cash Flows from Financing Activities:
Proceeds from issuance of common stock due to options exercised	390	844	230
Proceeds from issuance of Senior Exchangeable Notes	-	150,000	-
Costs on issuance of Senior Exchangeable Notes	-	(4,506)	-
Payments on financing arrangements	(5,053)	(1,191)	-
Refinancing costs on Term loan and Revolver	(134)	(84)	(2,597)
Purchase of capped call for the Senior Exchangeable notes	-	(15,375)	-
Partial repurchase of 7.875% Senior Notes including costs	-	(106,779)	-
Additional borrowings on term loan, net of discount	82,117	-	-
Cash settlement on hedging activities	-	-	(274)
Purchase of bankruptcy claims	-	-	(24,450)
Net cash provided by (used for) financing activities	77,320	22,909	(27,091)
Effect of exchange rate on cash and cash equivalents	(468)	-	(2,026)
Net increase (decrease) in cash and cash equivalents	93,044	(12,510)	(17,283)
Cash and cash equivalents at the beginning of period	193,025	205,535	279,460
Cash and cash equivalents at end of period	$286,069	$193,025	$262,177

Use of Non-GAAP Financial Information

To provide investors and others with additional information regarding Spansion’s operating results, we have disclosed in this press release certain non-GAAP financial measures, including gross profit, operating income, net income, and adjusted EBITDA. These non-GAAP financial measures are a supplement to, and not a substitute for or superior to, the company’s results presented in accordance with U.S. GAAP.

The non-GAAP financial measures are provided to enhance the user’s overall understanding of the company’s operating performance. Specifically, the company believes the non-GAAP information provides useful measures to investors regarding the company’s financial performance by excluding certain expenses that the company believes are not indicative of its core operating results. For more information on non-GAAP financial measures, please see the reconciliations of such measures in the tables of this release.

Management believes these non-GAAP financial measures reflect Spansion’s ongoing business in a manner that allows for meaningful period-to-period comparison and analysis of trends in Spansion’s business, as they exclude expenses that are not reflective of ongoing operating results and provide useful information to investors and others in understanding and evaluating Spansion’s operating results and future prospects in the same manner as management. During the quarter ended December 29, 2013, the presentation of non-GAAP financial information included the addition of litigation reserve, interest expense, intangible amortization and stock compensation expense to the net income. Further adjustments due to acquisition related expense, gain on recovery from impaired investment, loss on acquisition, inventory mark-up amortization, financing costs, restructuring charges and others attempt to exclude items that are either non-cash or non-recurring in nature.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

Net Sales to Non-GAAP Net Sales

($ in millions)	Q4 2013	Q3 2013	Q4 2012
GAAP Net Sales	$313.7	$273.4	$224.0
Add: Revenue lost on Microcontroller and Analog business due to purchase accounting	-	1.5	-
Non-GAAP Net Sales	$313.7	$274.9	$224.0

Gross Profit to Non-GAAP Gross Profit

($ in millions)	Q4 2013	Q3 2013	Q4 2012
GAAP gross profit	$93.2	$56.2	$71.9
Add: Intangibles amortization	8.9	9.5	6.8
Add: Inventory mark-up amortization	3.1	27.1	-
Add: Stock compensation expense	1.7	1.4	2.1
Add: Revenue lost on Microcontroller and Analog business due to purchase accounting	-	1.5	-
Add: Acquisition related costs	0.1	0.2	-
Add: Restructuring and others	-	1.4	-
Non-GAAP Gross Profit	$107.0	$97.3	$80.8

Operating Income (Loss) to Non-GAAP Operating Income

($ in millions)	Q4 2013	Q3 2013	Q4 2012
GAAP operating income (loss)	$(9.4)	$(43.0)	$15.0
Add: Intangibles amortization	8.9	9.5	6.8
Add: Inventory mark-up amortization relating to acquisition	3.1	27.1	-
Add: Stock compensation expense	7.4	7.0	10.2
Add: Revenue lost on Microcontroller and Analog business due to purchase accounting	-	1.5	-
Add: Acquisition costs	2.7	7.4	-
Add: Litigation reserve	13.1	8.0	-
Add: Restructuring and others	(0.2)	7.7	-
Non-GAAP Operating Income	$25.5	$25.2	$32.0

Net Income (Loss) to Non-GAAP Net Income and Adjusted EBITDA

($ in millions)	Q4 2013	Q3 2013	Q4 2012
GAAP net income (loss)	$(23.7)	$(36.9)	$6.9
Add: Intangibles amortization	8.9	9.5	6.8
Add: Inventory mark-up amortization	3.1	27.1	-
Add: Stock compensation expense	7.4	7.0	10.2
Add: Restructuring and others	(0.1)	7.7	-
Add: Financing arrangements related costs	0.3	7.6	1.9
Add: Accretion of interest on the senior exchangeable notes	1.1	0.4	-
Add: Litigation reserve	13.1	8.0	-
Add: Revenue lost on Microcontroller and Analog business due to purchase accounting	-	1.5	-
Add: Acquisition costs, net of gain on acquisition	3.0	(5.8)	-
Less: Tessera claim reserve reversal	-	-	(4.0)
Less: Gain on recovery from impaired investment	(0.4)	(9.6)	-
Non-GAAP Net Income	$12.6	$16.6	$21.8
Add: Interest and other expense (income)	9.6	6.5	6.9
Add: Taxes	3.3	2.1	3.4
Add: Depreciation	13.3	12.8	13.8
Adjusted EBITDA	$38.8	$38.0	$46.0

Note: Totals may not add precisely due to rounding.